                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES


                         Airwaves, Inc.
                         Indiana Broadcasting, LLC
                         KXAN, Inc.
                         KXTX Holdings, Inc.
                         Linbenco, Inc.
                         LIN Sports, Inc.
                         LIN Television of Texas, Inc.
                         LIN Television of Texas, L.P.
                         LWWI Broadcasting Inc.
                         North Texas Broadcasting Corporation
                         WAND Television, Inc.
                         WAVY Broadcasting, LLC
                         WIVB Broadcasting, LLC
                         WOOD License Co., LLC
                         WOOD Television, Inc.
                         WTNH Broadcasting, Inc.